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                                                                   Exhibit 10.5


                 EMPLOYMENT, SEPARATION, AND RELEASE AGREEMENT


THIS EMPLOYMENT, SEPARATION AND RELEASE AGREEMENT (the "Release") is made and entered into as of August 20, 2001, by and between TRITON NETWORK SYSTEMS, INC. a Florida corporation (the "Company") and Douglas R.B. Campbell, whose address is 5961 Masters' Boulevard, Orlando, FL 32819-4317, (the "Employee").


                                   RECITALS:

a. The Company's Board of Directors has directed the liquidation or sale of the Company.

b. Employee has been an employee of the Company and such relationship will terminate upon the anticipated liquidation of the Company.

c. Employee and Company previously entered into that certain Employee Proprietary Information Agreement, dated March 31, 1999 (the "Proprietary Information Agreement").

d. Employee recognizes that he is still bound by certain provisions of the Proprietary Information Agreement that survive his termination, including but not limited to, the restrictions regarding the nondisclosure of Confidential Information (as defined in the Proprietary Information Agreement) and the non-solicitation of Company employees.

e. The parties hereto desire to set forth herein their understandings and agreements in connection therewith.

NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1) Recitals. The above Recitals are true and correct and are incorporated herein by reference.

2)       Certain Definitions.

         a) "Cause" as used in this Agreement shall mean: (i) illegal acts (other than minor traffic violations or misdemeanors), including, but not limited to, theft, fraud or embezzlement; (ii) violation of published written policies of the Company or violation of any confidentiality or proprietary information agreement with the Company, in each case deemed to be material to the Company; and
             (iii) irresponsible unauthorized acts of a willful nature in the performance of your duties, in each case deemed to be material to the Company, or repeated failure to follow the reasonable directions of the Board of Directors of the Company. Prior to a termination for "Cause", the Company shall provide to Employee written notice of the Company's reasons it believes that it has Cause to terminate Employee's employment and an opportunity to cure such Cause to the reasonable satisfaction of the Company.

         b) "Liquidation" as used in this Agreement shall mean the date at which Employee's services are determined to be no longer required by the Chief Executive Officer.


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        c)  "Change of Control" as used in this Agreement shall mean:  (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which will result in the Company's stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least fifty percent (50%) of the voting power of the surviving or continuing entity, or (iii) a sale of all or substantially all of the assets of the Company, unless the Company's stockholders immediately prior to such sale will, as a result of such sale, hold (by virtue of securities issued as consideration for the Company's sale) at least fifty percent (50%) of the voting power of the purchasing entity.

        d) "Continuous Employment" as used in this Agreement shall mean service as a common law employee or as a member of the Board of Directors and the absence of any interruption or termination of such service with the Company or any parent or subsidiary which now exists or hereafter is organized or acquired by the Company or any Successor. Continuous Employment with the Company or its Successor shall not be considered interrupted in the case of sick leave, military leave, vacation, or any other leave of absence approved by the Company or its Successor or in the case of transfers between locations of the Company or between any parent or subsidiary, or successor thereof.

3) Separation of Employment. Employee will separate his employment with Company upon Liquidation.

4) Payment to Employee. As long as the Employee remains in the Continuous Employment of the Company, upon or prior to, any Liquidation or Change of Control or termination of the Employee other than for Cause, the Company and any Successor shall be obligated to pay to the Employee a bonus in cash in the amounts set forth below (the "Bonus"):

        a) You will receive Severance Benefits per the provisions of your Amended Offer of Employment; dated July 20, 1999, provided however that the length of the term for payment of such Severance Benefits will be extended for one hundred eighty-two (182) days to two hundred fifty-five (255) days; and

        b) Vacation earned but unused through Employee's termination date, plus vacation that would have been earned during the sixty (60) days following Employee's termination date in a lump sum payment, less applicable (FICA, Medicare and federal tax withholding) taxes; and

        c) The Retention Incentive per the provisions of the Retention Incentive Agreement between Employee and Triton dated August 20, 2001.


         Employee understands that these payments will be provided to him, if and only if he executes and otherwise complies with all terms of this Release. Payment will be made in biweekly installments in the amount of the Employee's then current biweekly salary payment at the time of any Liquidation or Change of Control or termination of the Employee other than for Cause, except in the instances as described in Section 12, in which case payment of any balance of Bonus due to the Employee shall be made in accordance with Section 12.

5) Employee Breach and Bonus Repayment. Employee understands that should he breach this Release in whole or in part, or otherwise fail to faithfully execute the terms of this Release (including but not limited to confidentiality and non-disparagement), Employee agrees that any payment received is thereupon immediately due and payable to Company.

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6)       Release by Employee.  In consideration of the good and valuable consideration extended hereunder, Employee on his own behalf and on behalf of his spouse, heirs, executors, administrators, legal representatives, successors, assigns or others acting on his behalf, hereby releases and forever discharges Company and its directors, officers, shareholders, employees, agents, managers, and any parent, affiliate or successor entity (collectively referred to as "Released Parties," said term to include Company), from any and all claims, debts, demands, actions, causes of action, suits, costs, damages, expenses, obligations and other liabilities whatsoever, whether arising out of Employee's employment, separation from employment or otherwise, and specifically including actions to or for equitable or declaratory relief of any kind, reinstatement, back pay, damages or compensatory relief of any kind, punitive or liquidated damages of any kinds, costs, attorneys' fees or interest available:

         a) Under any federal law, statute rule or regulation, including but not limited to, federal employment laws such as the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991(42 U.S.C. ss. 2000e-2000e-17); the Civil Rights Act of 1866, as amended (42 U.S.C. ss. 1981-1988); the Fair Labor Standards Act of 1938, as amended (29 U.S.C. ss. 201-219); the Equal Pay Act of 1963 (29 U.S.C. ss. 206(d)(1)); the Americans With Disabilities Act of 1990 (42 U.S.C. ss. 12101-12213); and the Family and Medical Leave Act of 1993 (29 U.S.C. ss. 2601-2654); and

         b) Under any employment law, statute, rule or regulation of the State of Florida, including but not limited to the Florida Civil Rights Act of 1992 (Chapter 760, Florida Statutes) and any and all claims for discrimination, including age discrimination under that law, or any other state of the United States of America dealing with fair employment practices and non-discrimination; and

         c) For any common law claims or claims founded in tort (including negligence) for wrongful discharge, negligence, negligent hiring, negligent training or negligent supervision, assault and battery, invasion or privacy, false imprisonment, intentional infliction of emotional distress, defamation, libel, slander, breach of contract, (oral, written, or implied), or any other equitable basis of action; and

         d)  That Company dealt with Employee unfairly or in bad faith.

         Employee acknowledges that this release and waiver is given in exchange for the consideration made under this Release and is more than Company would pay under its normal policies and procedures and that, absent this Release, he is not entitled to receive the payments or other consideration set forth herein.

         Without limiting the generality of the foregoing, Employee does not release any claims or rights with regards to: w) his rights to amounts in any 401(k), pension, profit sharing, or similar benefit fund; x) any rights which Employee or his eligible dependents may have to continue health insurance coverage pursuant to COBRA or any other applicable law; y) indemnification for acts, errors, and/or omissions during the course of his employment by the Company to the extent provided by the Company By-Laws, its practices or policies, or applicable law to current or former (as the case may be) executive employees and officers generally; and z) coverage under any errors or omissions or similar insurance coverage purchased or provided by the Company to insure the acts, errors and/or omissions of its management employees and/or officers generally.


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7)       Release by Company.  Company, on its own behalf and on behalf of the
         Released Parties, hereby releases and forever discharges Employee and his spouse, heirs, executors, administrators, legal representatives, successors, assigns or others acting on his behalf from any and all claims, debts, demands, actions, causes of action, suits, costs, damages, expenses, obligations and other liabilities whatsoever, whether arising out of Employee's employment, separation from employment or otherwise, and specifically including actions to or for equitable or declaratory relief of any kind, reinstatement, back pay, damages or compensatory relief of any kind, punitive or liquidated damages of any kind, costs, attorneys' fees or interest available whether under any law, statute, ordinance, regulation or common law. Company acknowledges that it has provided this Release knowingly and voluntarily.

8) No Pending or Future Claims. Employee represents that he has no suits, claims, charges, complaints or demands of any kind whatsoever currently pending against any Released Party with any local, state, or federal court of any governmental, administrative, investigative, civil rights or other agency or board based upon events occurring prior to and including the date of the execution of this Release. Employee further agrees, consistent with applicable law, that he will not initiate or institute any claim, charge, action, or legal proceeding against Released Parties regarding his employment with Company.

9) Repayment of Bonus if Employee Makes Claim. If Employee violates this Release by instituting any claim, charge, action or legal proceeding against Company or against Released Parties, or any one of them, other than a claim arising under this Release, he agrees that he must, and will, return all of the additional consideration he has received under this Release. Employee further waives the right to receive any further compensation or damages other than set forth herein if he institutes a claim, charge, action or legal proceeding against Released Parties, or any one of them, or if an agency or entity sues or brings any action against Released Parties, or any one of them, on his behalf, other than a claim arising under this Release.

10) No Waiver of ADEA. Notwithstanding anything contained in this Release to the contrary, Employee understands that this Release does not waive any ADEA claim that he may have which arises after the date he signs this Release. Employee further understands that this Release is not intended to affect the rights and responsibilities of the United States Equal Employment Opportunity Commission to enforce the ADEA. Further, nothing contained herein shall limit Employee from filing a lawsuit for the purpose of enforcing Employee's rights under this Release.

11) Company's and Successor's Obligations. Prior to or simultaneous with any Change of Control, the Company shall cause the surviving corporation or any successor-in-interest pursuant to the terms of the Change of Control or any assignee (referred to as "Successor") to assume all of Company's obligations under this Agreement (including, but not limited to, financial obligations) in the same manner and to the same extent that the Company would be required to perform. If required by the nature of the transaction, Successor will agree, in writing (either in a separate writing or as part of the acquisition documents), to perform under this Agreement. Failure of the Company to cause such assumption and performance by the Successor shall be a breach of this Section 11 and will entitle the Employee to the remedies set out in Section 12 below. Once a Change of Control occurs resulting in a Successor, then any reference in this Agreement to the Company shall apply to Successor as if Successor had originally entered into this Agreement.


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12)      Employee's Remedies Upon Breach of Section 11 by Company or
         Successor. In the event the Company does not cause an assumption and performance by Successor pursuant to Section 11, then the Company shall make all payments due under and provide all benefits described in this Agreement at closing. Employee shall be free to terminate Employee's employment with Successor at any time as if the termination were a termination of the Employee without Cause by Company or its Successor and the full amount of any balance of Bonus payment due to Employee in accordance with Section 4 shall be immediately paid to Employee.

13) Attorney's Fees. In the event the Company or its Successor fails to perform, fails to make any payments due or is otherwise in breach of this Agreement and as a result the Employee retains counsel in order to enforce this Agreement, the Company or its Successor shall pay all fees and costs incurred by Employee's counsel in enforcing the terms of this Agreement.

14) Review and Revocation Period. Employee represents that he has read this Release and carefully and fully understands all of its provisions. HE ACKNOWLEDGES THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY AND TO THOROUGHLY DISCUSS ALL ASPECTS OF THIS RELEASE WITH LEGAL COUNSEL, PRIOR TO HIS SIGNING THIS RELEASE. Employee understands that said consultation is at his expense. Employee also understands that he may revoke this Release during the seven (7) day period following the date on which he signs this Release, and that this Release shall not become effective or enforceable until after the expiration of this seven (7) day revocation period. Employee may revoke by notifying the Company's CEO, in writing, at the Company's corporate offices, 8337 South Park Circle, Orlando, Florida 32819.

         a) The revocation must be received by Company's CEO on or before the expiration of the seven (7) day period. ACCORDINGLY, NO PAYMENTS UNDER THIS RELEASE WILL BE PAID UNTIL AFTER THE REVOCATION PERIOD HAS EXPIRED.

15) Confidentiality, Nondisclosure and Non-disparage. The terms of this Release are highly confidential and the confidentiality provisions are a key element of Company's willingness to enter into this Release. The parties hereby agree that this Release, and the terms and conditions reflected herein, shall be kept confidential and shall not be disclosed to any third party, including any person, group, media or entity of any kind whatsoever. The only exceptions are that: a) either party may release it as required by law or the order of a court or government agency; b) Employee may provide it in confidence to Employee's spouse, attorney, and/or tax advisor; and c) Company or the Company's successor may provide it to its attorney, accountant, or any employee with a legitimate business reason to know the contents of the Agreement. Without the confidentiality requirements set forth herein, the parties would not have entered into the Release. Neither party shall disparage nor otherwise make any negative comments or provide any negative information about the other party, including not saying anything unflattering or derogatory about the other party's management and business practices, the Company's products or services, or about any individual associated with Company (including directors or officers), provided however that nothing in this Section 15 would limit an individual's testimony or other statement under oath as required by law. The only exception to this paragraph is that this Release may be used as evidence in a subsequent proceeding in which any of the parties allege a breach of the Release. If this Release must be filed in any court proceeding, the person seeking to file it will seek to do so under seal, subject to the court's approval.

16) No Admission of Liability. It is expressly understood and agreed that this Release shall not be construed as, or be deemed to be, evidence of an admission or concession of any fault or liability or damage whatsoever on the part of either of the parties hereto.


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17)      Governing Law; Enforcement of Release.  This Release shall be governed and enforced in accordance with the laws of the State of Florida. The Florida courts shall have exclusive jurisdiction over the enforcement of this Release. Venue shall lie exclusively in the federal and state courts in Orlando, Orange County, Florida.

18) Binding Effect. All of the terms, covenants, warranties and representations contained herein shall be binding upon the parties, and their respective heirs, all persons or entities legally responsible for the actions of the parties hereto, assigns, officers, directors, agents, principals, successors, employees, shareholders and predecessors in interest of the parties to the full extent permitted by law.

19) All Claims, Complete Agreement, Modification. This Release is in settlement of all claims that Employee now has or ever had or may claim against Released Parties, consistent with applicable law. This Release constitutes the entire agreement between the parties and supersedes all prior agreements, oral or otherwise, with respect to the subject matter hereof. This Release is not intended to and does not relieve the Employee from complying with the terms of the Proprietary Information Agreement that survive Employee's termination of employment, including, but not limited to, the restrictions regarding the nondisclosure of Confidential Information (as defined in the Proprietary Information Agreement) and the non-solicitation of Company's employees. Neither this Release nor any term hereof may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

20) Headings and Gender. The headings in this Release are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, references in this Release to any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular.

21) Opportunity to Consider and Confer. Employee acknowledges that he has had the opportunity to read, study, consider, and deliberate upon this Release, has been given the opportunity to consult with counsel or an otherwise competent representative, and he fully understands and is in complete agreement with all terms of this Release and that he is entering into the Release of his own free will. In executing this Release Employee agrees that has not relied on any representation or statement not set forth in this Release.

22) Severability. If any clause or provision in this Release is found to be void, invalid, or unenforceable, it shall be severed from the remaining provisions and clauses that shall remain in full force and effect.

23) Signing of Release. The undersigned agree that prior to signing they have read this document consisting of seven (7) pages (including signature page).

TRITON NETWORK SYSTEMS, INC. WANTS EMPLOYEE TO CONSULT AN ATTORNEY BEFORE EMPLOYEE SIGNS THIS RELEASE. EMPLOYEE SHOULD THOROUGHLY UNDERSTAND THE EFFECTS OF THE RELEASE BEFORE SIGNING IT.

[SIGNATURES ON FOLLOWING PAGE]


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IN WITNESS WHEREOF, the parties hereto have executed this Release as of the date first written above with the intent be legally bound hereby.

ACCEPTANCE OF RELEASE


"Company"

TRITON NETWORK SYSTEMS, INC. a Florida corporation.


By:
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    Ken Vines
    CEO



"Employee"

By: /s/ Douglas R.B. Campbell
    ----------------------------------
    Douglas R.B. Campbell
    VP & General Manager




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